For Internal Use and Distribution Only Not for Distribution Outside of Northern Trust

Northern Trust Asset Management Code of Ethics

I.	Policy Summary

A.	Authority

Rule 17j-1(c)(1) of the Investment Company Act of 1940 (the “1940 Act”)

Rule 204A-1 of the Investment Advisers Act of 1940 (the “Advisers Act”)

Market Abuse Regulation

FCA Handbook COBS 11.7 (“FCA Rules”)

Australia Corporations Act 2001

Australian Securities and Investments Commission Regulatory Guide 121

Australian Securities and Investments Commission Regulatory Guide 181

Hong Kong Securities and Futures Commission Fund Manager Code of Conduct

Financial Instruments and Exchange Act Article 38.(9) and Article 40.(2)

Cabinet Order Ordinance on Financial Instrument Business: Article 1.4.(14), Article 117.1.(12) through (16), and Article 123.1.(5)

The Investment Trusts Association Japan:

Rules on Operations by Officers and Employees, etc. to Trade Shares, etc. on Their Own Accounts

By-laws Concerning Rules on Operations by Officers and Employees, etc. to Trade Shares, etc. on Their Own Accounts

The Singapore Securities and Futures Act

Ontario Securities Commission (“OSC”)

B.	Statement of Purpose

The policy was created to address Rule 17j-1(c)(1) under the 1940 Act and Rule 204A-1 of the Advisers Act. In the UK, the policy is intended to address relevant provisions of the Market Abuse Regulation and relevant FCA rules. In Hong Kong, the policy is intended to address relevant provisions of the Fund Manager Code of Conduct. In Australia, the policy is intended to address relevant provisions of the Australian Securities and Investment Commission and Australia Corporations Act 2001. In Japan, the policy is intended to address relevant

For Internal Use and Distribution Only Not for Distribution Outside of Northern Trust

provisions of the Financial Instruments and Exchange Act, Cabinet Order Ordinance on Financial Instrument Business, Japan Investment Trust Association Rules, and Japan Investment Advisers Association Rules. In Singapore, the policy is intended to address relevant provisions of the Securities and Futures Act. In Canada, the policy is intended to address relevant provisions of Ontario’s Securities Act. The policy establishes general principles governing the conduct of all persons covered by the policy.

C.	Scope and Applicability

The policy covers the following activities:

•	Personal Securities Transactions

•	Access Persons Reporting Requirements (Initial, Quarterly and Annual)

D.	Governing Body with Oversight

Asset Management Conduct and Ethics Committee

E.	Related Policies

The Northern Trust Corporation Securities Transaction Policy and Procedures

The Northern Trust Corporation Disclosure Policy

The Northern Trust Corporation Standards of Conduct

Northern Trust Asset Management Pay-to-Play Policy and Procedures

U.S. Northern Trust Asset Management Gifts and Entertainment Policy

U.S. Northern Trust Asset Management Insider Trading, Material Nonpublic Information, and Information Barrier Policy

NTI Self-Indexing Information Barrier Policy

NT EMEA Gifts and Entertainment toolkit

NT EMEA Conflicts of Interest and Inducements Policy

Northern Trust APAC – Gifts and Entertainment Policy

Northern Trust APAC Conflict of Interest Policy Northern Trust

Northern Trust APAC – Market Abuse and Inside Information Policy

NT Global Advisors, Inc. Insider Trading, Material Non-Public Information and Information Barriers Policy

F.	Effective Date

January 2, 2025

For Internal Use and Distribution Only Not for Distribution Outside of Northern Trust

Northern Trust Asset Management

Code of Ethics

Northern Trust Investments, Inc.

Northern Trust Global Investments Limited

Northern Trust Fund Manager (Ireland) Limited

50 South Capital Advisors, LLC

Northern Trust Asset Management Australia Pty Ltd

The Northern Trust Company of Hong Kong Limited

Northern Trust Global Investments Japan, K.K.

The Northern Trust Company, Singapore Branch

NT Global Advisors, Inc.

For Internal Use and Distribution Only Not for Distribution Outside of Northern Trust

Table of Contents

I.	Introduction		7

	A.	General Principles	7

II.	Scope of the Code		8

	A.	Who is Subject to the Code?	8

	B.	What Securities are Subject to the Code?	9

	C.	What Accounts are Subject to the Code?	10

	D.	What are Managed Accounts?	11

	E.	Where can Covered Accounts be Held?	11

III.	Personal Securities Transactions – Requirements and Restrictions		11

	A.	Initial Public Offerings	11

	B.	Limited Offerings	11

	C.	Client Accounts and Affiliated Funds	12

	D.	Blackout Periods	12

	E.	Holding Period	12

	F.	Pre-Clearance	13

	G.	Prohibited Trading	13

	H.	Trading in Northern Trust Corporation Securities	13

IV.	Compliance Procedures		13

	A.	Pre-Clearance	13

	B.	Initial and Annual Holdings Reporting	14

	C.	Covered Account Reporting	14

	D.	Quarterly Transaction Reporting	15

	E.	Certification of Compliance	15

	F.	Reporting Violations	15

V.	Standards of Business Conduct		15

	A.	Compliance with Laws and Regulations	16

	B.	Insider Trading and Market Abuse	16

	C.	Gifts and Entertainment	16

	D.	Political Contributions and Pay-to-Play	17

For Internal Use and Distribution Only Not for Distribution Outside of Northern Trust

	E.	Confidentiality	17

	F.	Outside Employment and Activities	17

VI.	Governance		17

	A.	Oversight	17

	B.	Sanctions	17

	C.	Exceptions to the Code	18

VII.	Recordkeeping and Administration		18

For Internal Use and Distribution Only Not for Distribution Outside of Northern Trust

I.	Introduction

The Code of Ethics (the “Code”) has been adopted by Northern Trust Investments, Inc., Northern Trust Global Investments Limited, and 50 South Capital Advisors, LLC (collectively “the Advisors”) in compliance with Rule 17j-1(c)(1) of the Investment Company Act of 1940, as amended (the “1940 Act”) and Rule 204A-1 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

In addition to the Advisors, Northern Trust Fund Managers (Ireland) Limited, Northern Trust Asset Management Australia Pty Ltd, the Northern Trust Company of Hong Kong Limited, Northern Trust Global Investments Japan, K.K., The Northern Trust Company, Singapore Branch, and NT Global Advisors, Inc. (collectively, the “Identified Entities”) have adopted the Code in compliance with local laws and regulations related to personal account dealing. In the UK, the policy is intended to address relevant provisions of the Market Abuse Regulation and relevant FCA rules. In Hong Kong, the policy is intended to address relevant provisions of the Fund Manager Code of Conduct. In Australia, the policy is intended to address relevant provisions of the Australian Securities and Investment Commission and Corporations Act 2001. In Japan, the policy is intended to address relevant provisions of the Financial Instruments and Exchange Act, Cabinet Order Ordinance on Financial Instrument Business, Japan Investment Trust Association Rules, and Japan Investment Advisers Association Rules. In Singapore, the policy is intended to address relevant provisions of the Securities and Futures Act. In Canada, the policy is intended to address relevant provisions of Ontario’s Securities Act.

All persons covered by the Code (defined as “Access Persons”) agree to read, understand, and comply with the Code. You have an obligation to seek guidance or take any other appropriate steps to make sure you understand your obligations under the Code. Any questions relating to this document should be brought to the attention of Asset_Management_Compliance@ntrs.com. On a quarterly basis you will be required to certify in writing your understanding of, and adherence to, the Code (as amended) and your agreement to comply with its requirements.

A.	General Principles

The Code establishes general principles governing the conduct of all persons covered by the Code in connection with the investment advisory services of the Identified Entities, as well as procedures to ensure compliance with these general principles. These principles emphasize the Identified Entities’ fiduciary duties to clients and the obligation of persons covered under the Code to uphold these fundamental duties:

1.	The duty at all times to place the interests of clients first;

2.

The requirement that all personal securities transactions be conducted in such a manner as to be consistent with the Code and to seek to avoid, manage or mitigate any actual or potential conflict of interest or any abuse of a person’s position of trust and responsibility;

3.	The principle that no person should take inappropriate advantage of their positions;

4.	The fiduciary principle that information concerning the identity of security holdings and financial circumstances of clients is confidential;

For Internal Use and Distribution Only Not for Distribution Outside of Northern Trust

5.	The principle that independence in the investment decision-making process is paramount;

6.	The duty to preserve the Identified Entities’ reputation for honesty, integrity and professionalism; and

7.	In personal securities investing, individuals should follow a philosophy of investment rather than trading.

II.	Scope of the Code

A.	Who is Subject to the Code?

All of the following persons are deemed “Access Persons.”

1.	Directors , officers and employees of the Identified Entities[1] (or other persons occupying a similar status or performing similar functions);

2.	Any person who:

a.

Has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any client account the Identified Entities or their affiliates manage, or any fund which is advised or sub-advised by the Identified Entities;

b.	Makes recommendations or investment decisions;

c.

Has the power to exercise a controlling influence over the management and policies over investment decisions of the Identified Entities, or who obtains information concerning recommendations made to a client account with regard to a purchase or sale of a security;

d.	Any other person who provides investment advice and is subject to the Identified Entities’ supervision and control; or

e.	Any other persons deemed to be an Access Person by the Identified Entities’ Chief Compliance Officers (e.g., consultants, contractors, interns).

[1]	Within The Northern Trust Company of Hong Kong Limited and The Northern Trust Company, Singapore Branch, only the partners of NTAM are in scope.

For Internal Use and Distribution Only Not for Distribution Outside of Northern Trust

B.	What Securities are Subject to the Code?

Covered Securities[2] Include:

• Any stock, bond, future, investment contract or any other instrument that may be considered a security

• Options on securities and indexes

• Limited Offerings (e.g., private placements, private equity funds, hedge funds, etc.)

• Closed-end mutual funds and unit investment trusts

• Open-end mutual funds registered under the 1940 Act advised or sub-advised by the Identified Entities (e.g. Northern Funds, etc.), except money market funds

• Securities issued by Northern Trust Corporation (including NTRS incentive awards e.g., option grants, restricted stock units)

• Exchange-traded funds (ETFs)

• Unit investment trusts and investment funds advised or sub-advised by the Identified Entities (e.g. Northern Trust proprietary UCITS or Australian Unit Trusts)

Covered Securities Do Not Include:

• Direct obligations of the sovereign governments, including but not limited to those of the United States and United Kingdom (e.g., treasury securities)

• Bankers acceptances, bank certificates of deposit, commercial paper and high quality short- term debt obligations, including repurchase agreements

• Registered money market funds including those registered under the 1940 Act

• Open-end mutual funds registered under the 1940 Act NOT advised or sub-advised by the Identified Entities

• Unit investment trusts and investment funds NOT advised or sub-advised by the Identified Entities

[2]

As defined by Section 202(a)(18) of the Investment Advisers Act of 1940, “’Security’ means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a ‘‘security’’, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing

For Internal Use and Distribution Only Not for Distribution Outside of Northern Trust

What Accounts are Subject to the Code?

Covered Accounts include accounts in which Covered Securities can be bought, sold or held. All of the following, if held, are subject to the Code:

1.	Accounts in the name of the Access Person;

2.	Accounts of the Access Person’s spouse;

3.	Accounts of all immediate children or other relatives (by marriage or otherwise) living in the Access Person’s home; and

4.	Accounts in which any of the foregoing Access Persons have any beneficial ownership interest or over which he or she can exercise control or investment influence.

Covered Accounts

Accounts that can buy, sell, or hold Covered Securities, including, but not limited to:

• Brokerage Accounts, Investment Club Accounts, Tax Efficient Wrapper Accounts (e.g. self-select Individual Savings Accounts (ISAs) or Child Trust Funds)

• IRA and IRA Rollover Accounts or any Pension Plan that has a self-select option with the ability to exercise discretion in Covered Securities (e.g. Self- Invested Personal Pension Accounts (SIPPs))

• Employee Stock Ownership and Purchase Plan Accounts (ESOPs/ESPPs) held at third party record keepers (e.g. Capita, Link Group

• Trust and Investment Management Accounts managed by Northern Trust or third parties exercising discretionary investment authority (e.g. Managed Accounts)

• Northern Fund Accounts

• UTMA and UGMA accounts (Uniform Transfers to Minors Act/Uniform Gifts to Minors Act)

Non-Covered Accounts

Accounts that cannot buy, sell, or hold Covered Securities, including, but not limited to:

• Northern Trust Employee Stock Ownership Plan (ESOP), UK All Employee Share Ownership Plan (AESOP)

• Personal Savings and Checking Accounts, Defined Contribution Plans

• Dividend Reinvestment Plan (DRIP) Accounts

• 529 College Savings Plans

• Mutual fund only accounts that can only hold shares of open-end mutual funds registered under the 1940 Act

• Accounts that can only hold shares of non-proprietary unit investment trusts or investment funds that are not advised or sub-advised by the Identified Entities

For Internal Use and Distribution Only Not for Distribution Outside of Northern Trust

C.	What are Managed Accounts?

Any accounts over which the Access Person has no direct or indirect influence or control, such as an account managed by a third-party investment advisor or trustee on a discretionary basis.

Evidence that this arrangement is in place must be provided to the local NTAM compliance team. Once such evidence is provided and approved by NTAM Compliance, disclosure of holdings within the account and pre-trade approval is not required. The Access Person must immediately disclose to Compliance if at any future point the Access Person has direct or indirect influence or control over the Covered Account.

D.	Where can Covered Accounts be Held?

All U.S. based Access Persons must maintain their Covered Accounts at a designated broker as set forth in a list on the Corporate Anchor Point intranet page.

Non-U.S. based Access Persons do not have a designated broker requirement for Covered Accounts.

APAC: For Access Persons based in Hong Kong, , it is a requirement to notify and request approval from the local compliance team before new accounts are opened. Please submit a request by email to NTAM_APAC_Compliance@ntrs.com.

Access Persons based in Japan must notify Japan Compliance by email within 10 working days from the date a new account is opened.

Additionally, non-US Access Persons are required to submit brokerage statements of each Covered Account not held at a designated broker on a quarterly basis as part of their quarterly transaction reporting. These statements must include transaction information for the reportable period and holdings information as at the end of the reporting period.

III.	Personal Securities Transactions – Requirements and Restrictions

Access Persons must comply with the following restrictions regarding personal securities transactions in Covered Accounts. Transactions include purchases, sales, and donations of securities.

A.	Initial Public Offerings

Access Persons are prohibited from acquiring any securities in an initial public offering without pre-clearance.

B.	Limited Offerings

Access Persons must separately pre-clear through MyCompliance any buy or sell of a “limited offering” (e.g., private placements, private equity funds, hedge funds, etc.) as defined in Rule 204A-1of the Advisers Act of 1940, as amended.

For Internal Use and Distribution Only Not for Distribution Outside of Northern Trust

C.	Client Accounts and Affiliated Funds

No Access Person shall engage in a securities transaction when the Access Person knows at the time of the transaction that such security is being considered for purchase or sale by the Identified Entities.

D.	Blackout Periods

1.

Access Persons are prohibited from knowingly buying or selling a Covered Security during the period beginning seven calendar days before and ending seven calendar days after the day on which a client account has bought or sold that same Covered Security. This does not apply when:

a.	A client account buys or sells Covered Securities with a market capitalization above $10 billion or;

b.

A client account buys or sells Covered Securities with a market capitalization below $10 billion and the trading volume of securities traded on behalf of clients is below 0.25% of the thirty day average daily trading volume of that security;

2.

No Access Person shall purchase or sell any Covered Security for a period of five business days after the Covered Security has been added to the list of securities that the Northern Trust Research Department provides guidance on.

3.

Access Persons may also be prohibited from transacting in Northern Trust Securities during quarterly earnings blackout periods as defined in the Northern Trust Corporation Securities Transactions Policy and Procedures.

4.	Access Persons are prohibited from transacting in US-domiciled FlexShares ETFs with low trading volume during the during the monthly blackout period.

5.

Access Persons are prohibited from executing a transaction in constituents of NTI Indices during a reconstitution or indicative optimization of an index as defined in the NTI Self-Indexing Information Barrier Policy.

6.	Access Persons that are Portfolio Managers or Traders based in Hong Kong are prohibited from trading one day ahead of a Hong Kong client[3] trade if they are aware of a forthcoming trade.

E.	Holding Period

Access Persons are subject to a minimum 60-day holding period for any Covered Security4. This period starts on the date a security was purchased (whether or not the individual was an Access Person at the time) or, where no transaction occurred, from the date on which beneficial ownership or entitlement transferred to the Access Person.

[3]	A trade made on behalf of a client of The Northern Trust Company of Hong Kong Limited
[4]	For Access Persons based in Japan, additionally you are subject to minimum 6 months holding period for any equities.

For Internal Use and Distribution Only Not for Distribution Outside of Northern Trust

F.	Pre-Clearance

Access Persons are required to obtain pre-clearance approval for a transaction in a Covered Security by submitting a request through MyCompliance.

G.	Prohibited Trading

Access Persons are prohibited from trading options, futures and derivative securities (e.g., swaps, warrants, etc.) and short-selling Covered Securities. Access Persons should not engage in speculative or excessive trading or execute any transactions intended to raise, lower, or maintain the price of any Covered Security or to create a false appearance of trading. On a case by case basis, the NTAM Compliance Department may prohibit other transactions in securities where deemed appropriate.

H.	Trading in Northern Trust Corporation Securities

Access Persons are subject to and must comply with the Northern Trust Corporation Securities Transactions Policy and Procedures and Disclosure Policy.

IV.	Compliance Procedures

A.	Pre-Clearance

Access Persons are required to obtain pre-clearance for a transaction in a Covered Security by submitting a request through MyCompliance. For market and limit orders, each approval for a transaction shall only be valid on the day approval is received. If an order has not been executed in the market by the end of the day, the approval expires and a new request must be submitted.

If the transaction is approved and the account is not held at a designated broker, the Access Person must complete a post trade confirmation assignment in MyCompliance the day after the approval to confirm the final details of the trade. Access Persons also have the ability to upload trade confirmations or contract notes.

For Internal Use and Distribution Only Not for Distribution Outside of Northern Trust

Exceptions to Pre-Clearance

•  Purchases or sales of Covered Securities in trust and investment management accounts managed by Northern Trust or third parties exercising discretionary investment authority (i.e. managed accounts) approved by the NTAM Compliance Department

•  Purchases or sales pursuant to an automatic investment plan, a program in which regular periodic purchases or withdrawals are made automatically in (or from) accounts in accordance with a predetermined schedule and allocation (including a dividend reinvestment plan)

•  Purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuers, and sales of such rights so acquired

•  Acquisitions of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities

B.	Initial and Annual Holdings Reporting

Access Persons must submit through MyCompliance a report of all holdings of Covered Securities within 10 calendar days of becoming an Access Person and thereafter on an annual basis. The information in the initial holdings report must be current as of a date no more than 45 days prior to the individual becoming an Access Person or the date the annual holdings report is submitted and include:

1.

Title and exchange ticker symbol or CUSIP/ISIN number, type of security, number of shares and principal amount (if applicable) of each Covered Security in which the Access Person has any direct or indirect beneficial ownership;

2.	Name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit; and

3.	Date the report is submitted.

The annual holdings report is completed in MyCompliance with the quarterly compliance certifications assigned to Access Persons in January each year.

C.	Covered Account Reporting

Access Persons must disclose the following information about any Covered Account:

1.	Name of the broker, dealer or bank with which the Access Person established the account;

2.	Date the account was established; and

3.	Date the report is submitted.

For Internal Use and Distribution Only Not for Distribution Outside of Northern Trust

D.	Quarterly Transaction Reporting

Access Persons must submit a quarterly transaction report through MyCompliance no later than 30 days after the end of each calendar quarter attesting to transactions in Covered Securities during the quarter where the Access Person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership. The quarterly transaction report must include:

1.

Date of the transaction, the title and exchange ticker symbol or CUSIP/ISIN number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each Covered Security;

2.	Nature of the transaction (e.g., buy or sell);

3.	Price at which the transaction was effected;

4.	Name of the broker, dealer or bank with or through which the transaction was effected; and

5.	Date the quarterly transaction report is submitted.

Non-US Access Persons: For Access Persons not based in the US, you are required to submit brokerage statements covering the reportable period for each of your Covered Account(s) not held with a designated broker with the quarterly transaction report. These statements must include transaction information for the reportable period and holdings information as at the end of the reportable period and must be provided even if there were no transactions during the quarter

E.	Certifications of Compliance

A copy of the Code will be distributed to Access Persons on an initial and quarterly basis no later than 30 days after the end of each quarter. Access Persons are required to certify that:

1.	They have received, understood and complied with the terms of the Code.

2.	They have submitted all required reports and have not engaged in prohibited conduct.

F.	Reporting Violations

Access Persons must report violations of the Code promptly to the NTAM Compliance Department. Retaliation against any Access Person who reports a violation involving another Access Person is prohibited. Access Persons must also comply with the policy requiring reporting violations contained in the Northern Trust Corporation Standards of Conduct.

V.	Standards of Business Conduct

Behavior that does not meet the proper standards of market conduct and/or which may disadvantage investors or otherwise may manipulate a market for a security may be deemed market abuse/manipulation.

For Internal Use and Distribution Only Not for Distribution Outside of Northern Trust

A.	Compliance with Laws and Regulations

Access Persons must comply with all applicable laws and regulations.

Access Persons are not permitted in connection with a security held by or to be acquired for a client to:

1.	defraud such client in any manner;

2.	mislead such client, including by making a statement that is untrue or omits material facts;

3.	engage in any act, practice or course of conduct that operates or would operate as a fraud or deceit upon such client;

4.	engage in any manipulative practice with respect to such client; or

5.	engage in any manipulative practice with respect to securities.

In the case of an investment company registered under the Investment Company Act advised or sub-advised by the Advisers, a security “held by or to be acquired for” is defined as within the most recent 15 days it (1) is or has been held by a client, (2) is being or has been considered by a client or its investment advisers for purchase by the client and (3) includes any option to purchase or sell and any security convertible into or exchangeable for a security described in (1) or (2).

B.	Insider Trading and Market Abuse

Access Persons are prohibited from trading, either personally or on behalf of others, while in possession of material, nonpublic information as well as communicating material, nonpublic information to others in violation of the law. Access Persons are subject to and must comply with the Northern Trust Corporation Securities Transactions Policy and Procedures and Disclosure Policy. Additionally, the US NTAM Insider Trading, Material Nonpublic Information, and Information Barrier Policy has been adopted by Northern Trust Investments, Inc. and 50 South Capital Advisors, LLC, in compliance with applicable rules and regulations.. Access Persons in APAC are subject to the Northern Trust APAC – Market Abuse and Inside Information Policy. Access Persons in Canada are subject to the Insiders Trading, Material Non-public Information and Information Barriers Policy in the NT Global Advisors, Inc. Compliance Manual. Access Persons must comply with all relevant legislation, regulatory requirements and policies relating to Market Conduct and the prohibition of Market Abuse.

C.	Gifts and Entertainment

Access Persons are subject to and must comply with the policy on Gifts, Meals and Hospitality from clients or vendors contained in the Northern Trust Corporation Standards of Conduct, as well as local applicable policies related to gifts and entertainment.. Access Persons acting for Northern Trust Investments, Inc or 50 South Capital Advisors, LLC must comply with the requirements of the U.S. NTAM Gift and Entertainment Policy. Access Persons located in or acting for, Northern Trust Global Investments Limited or Northern Trust Fund Managers (Ireland) Limited must comply with the requirements of the EMEA Gifts and Entertainment

For Internal Use and Distribution Only Not for Distribution Outside of Northern Trust

Policy. Access Persons acting for The Northern Trust Company Hong Kong Limited or Northern Trust Asset Management Australia Pty Ltd or Northern Trust Global Investments Japan, K.K. and The Northern Trust Company, Singapore Branch must comply with the requirements of the Northern Trust APAC Gifts and Entertainment Policy.

D.	Political Contributions and Pay-to-Play

Certain Access Persons are subject to and must comply with the policies on Political Contributions contained in the Northern Trust Corporation Standards of Conduct and Northern Trust Asset Management Pay-to-Play Policy and Procedures.

E.	Confidentiality

Client information is confidential. Access Persons must keep all information concerning clients (including former clients) in strict confidence, including the client’s identity (unless the client consents), the financial circumstances, the security holdings and advice furnished to the client by the Identified Entities.

Access Persons are prohibited from sharing information with persons employed by affiliated entities, except for legitimate business purposes and in accordance with applicable policies and procedures.

F.	Outside Employment and Activities

In accordance with the Northern Trust Standards of Conduct an Access Person must obtain approval through MyCompliance to accept outside employment; serve as a director, officer, partner, sole proprietor, consultant, or controlling stockholder of any-for-profit company or entity that is not affiliated with Northern Trust; or serve as an elected or appointed official for any governmental entity, including a school board, village board, zoning board, or otherwise.

VI.	Governance

A.	Oversight

The Code is governed by the Asset Management Conduct and Ethics Committee which meets quarterly.

B.	Sanctions

Failure to comply with the Code may result in disciplinary action by Northern Trust up to and including termination. Additional sanctions may be imposed by the Asset Management Conduct and Ethics Committee, including but not limited to unwinding of a transaction, disgorgement of profit, and suspension of trading privileges. Code violations may also result in referral to civil or criminal authorities where appropriate.

For Internal Use and Distribution Only Not for Distribution Outside of Northern Trust

C.	Exceptions to the Code

Exceptions to the requirements of the Code may be granted from time-to-time, in the discretion of the Asset Management Conduct and Ethics Committee, or the NTAM Compliance Department, based upon individual facts and circumstances. Such exceptions will not serve as precedent for additional exceptions, even under similar circumstances.

VII.	Recordkeeping and Administration

The Identified Entities’ compliance departments shall preserve in an easily accessible place:

1.	A record of any violation of the Code and any action taken as a result of such violation, for a period of five years from the end of the fiscal year in which the violation occurred;

2.

A copy of each report (or broker confirmations and statements provided in lieu thereof) made by an Access Person for a period of five years from the end of the fiscal year in which the report was made, the first two years in an easily accessible place;

3.	A list of all Access Persons who are, or within the prior five years have been, required to make reports and a list of all Access Persons responsible for reviewing such reports; and

4.

A copy of each report furnished to the board of any registered investment company pursuant to the 1940 Act, describing issues arising under the Code and certifying that the Advisors have adopted procedures reasonably designed to prevent violations of the Code.

5.

A record of any decision, and the reasons supporting the decision, to approve the acquisition by Access Persons of securities in initial public offerings and limited offerings, for at least five years after the end of the fiscal year in which the approval was granted.

6.

A record of all written acknowledgements for each Access Person who is currently, or within the past five years was, required to acknowledge their receipt of the Code and any amendments thereto. All acknowledgements for an Access Person must be kept for the period such person is an Access Person and until five years after the person ceases to be an Access Person of the Identified Entities.

7.

The Code also adheres to The Northern Trust Company’s Records Information Management Program, which governs the retention and destruction of all business records created or received on behalf of firm employees.

As amended: April 1, 2016; July 1, 2017; October 3, 2018; July 1, 2019; April 1, 2020; April 1, 2021; December 13, 2022; March 14, 2023; January 11, 2024; November 1, 2024

As amended: January 2, 2025 (updated the pre-clearance approval window to only be valid the date the trade was approved, added additional NTAM entities to the scope of the policy, clarified that personal account statements must be provided quarterly for all accounts not held with a designated broker.)